Exhibit 21.1

PGI SPECIALTY MATERIALS, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

The following comprises a list of subsidiaries of the Company as of December 31, 2014:

Boddingtons International Limited	Fiberweb UK Limited
Bonlam Holdings B.V.	Fiberweb US Holdings Limited
Bonlam, S.A. de C.V.	Fiberweb USA Holdings, Inc.
Chicopee Asia, Limited	Fiberweb Washougal, Inc.
Chicopee Holdings B.V.	Fiberweb, Inc.
Chicopee Holdings C.V.	Geca-Tapes B V
Chicopee, Inc.	Korma SpA
Companhai Providencia Industria e Comercio	Nanhai Nanxin Non-Woven Co. Ltd.
Cordustex (PTY) Limited	Old Hickory Steamworks, LLC
Cordustex Manufacturing (PTY) Limited	PGI Acquisition Limited
Difco Performance Fabrics Inc.	PGI Argentina S.A.
Dominion Textile (USA), L.L.C.	PGI Colombia LTDA
Dominion Textile Inc.	PGI Europe, Inc.
Dominion Textile Mauritius Inc.	PGI France Holdings SAS
DT Acquisition Inc.	PGI France SAS
Fabrene, Inc.	PGI Holdings B.V.
Fabrene, L.L.C.	PGI Netherlands Holdings B.V.
Fiberweb (Tianjin) Specialty Nonwovens	PGI Netherlands Holdings (No. 2) BV
Company Limited	PGI Nonwovens Germany GmbH
Fiberweb Aschersleben GmbH	PGI Non-Woven (Foshan) Co., Ltd.
Fiberweb Asia Pacific Limited	PGI Nonwovens (China) Co., Ltd.
Fiberweb Berlin GmbH	PGI Nonwovens (Mauritius)
Fiberweb Terno d’isola Srl	PGI Nonwovens B.V.
Fiberweb France SAS	PGI Nonwovens Limited
Fiberweb Geo GmbH	PGI Nonwovens Switzerland Sarl
Fiberweb Geos, Inc.	PGI Polimeros Do Brasil S.A.
Fiberweb Geosynthetics Limited	PGI Polymer, Inc.
Fiberweb Geosynthetiques Sarl	PGI Spain S. L.U.
Fiberweb Holding Deutschland GmbH	Polymer Group Holdings C.V.
Fiberweb Holdings, Inc.	Polymer Group, Inc.
Fiberweb Holdings, Ltd	Pristine Brands Corporation
Fiberweb Industrial Textiles Corporation	Providencia USA, Inc.
Fiberweb Italia SpA	Scorpio Acquisition Corporation
Fiberweb Joint Venture 1 Limited	Terram Defencell Limited
Fiberweb Joint Venture 2 Limited	Terram Geosynthetics Private Limited
Fiberweb Ltd.	Terram Limited
Fiberweb Technical Fabrics (Shanghai)	Tesalca Polska SP. ZO.O
Company Limited	Tubex Limited